Exhibit 99.1

News Release

Kimco Realty(R) Announces Redemption in Full of its 3.50% Notes due 2023 and 3.125% Senior Notes due 2023

JERICHO, N.Y., August 10, 2022 – Kimco Realty(R) (NYSE: KIM) (“Kimco Realty” or the “Company”), today announced that it will redeem (i) $299.67 million aggregate principal amount of its 3.50% Notes due 2023 (CUSIP No. 948741 AJ2) (the “April 2023 Notes”), representing all of the outstanding April 2023 Notes, and (ii) $313.925 million aggregate principal amount of its 3.125% Senior Notes 2023 (CUSIP No. 49446R AK5) (the “June 2023 Notes”), representing all of the outstanding June 2023 Notes, in each case, on September 9, 2022 (the “Redemption Date”). The April 2023 Notes were issued pursuant to an Indenture, dated as of May 1, 1995 (the “Weingarten Base Indenture”), between Kimco Realty (as successor in interest to Weingarten Realty Investors) and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to JPMorgan Trust Company, National Association, successor in interest to Texas Commerce Bank National Association), as trustee (the “Weingarten Trustee”), as supplemented and amended by the First Supplemental Indenture, dated as of August 2, 2006 (the “First Weingarten Supplemental Indenture”), the Second Supplemental Indenture, dated as of October 9, 2012 (the “Second Weingarten Supplemental Indenture”) and the Third Supplemental Indenture, dated as of August 3, 2021 (together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Weingarten Indenture”), in each case entered into between Kimco Realty and the Weingarten Trustee. The June 2023 Notes were issued pursuant to an Indenture, dated as of September 1, 1993 (the “Company Base Indenture”), between the Company and The Bank of New York Mellon (as successor in interest to IBJ Schroder Bank & Trust Company), as trustee (the “Company Trustee”), as supplemented and amended by the First Supplemental Indenture, dated as of August 4, 1994 (the “Company First Supplemental Indenture”), the Second Supplemental Indenture, dated as of April 7, 1995 (the “Company Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of June 2, 2006 (the “Company Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of April 26, 2007 (the “Company Fourth Supplemental Indenture”), the Fifth Supplemental Indenture, dated as of September 24, 2009 (the “Company Fifth Supplemental Indenture”), the Sixth Supplemental Indenture, dated as of May 23, 2013 (the “Company Sixth Supplemental Indenture”), and the Seventh Supplemental Indenture, dated as of April 24, 2014 (together with the Company Base Indenture, the Company First Supplemental Indenture, the Company Second Supplemental Indenture, the Company Third Supplemental Indenture, the Company Fourth Supplemental Indenture, the Company Fifth Supplemental Indenture and the Company Sixth Supplemental Indenture, the “Company Indenture”), in each case entered into between Kimco Realty and the Company Trustee.

Pursuant to the terms of the April 2023 Notes, the redemption price will be equal to $1,000 plus a make-whole premium for each $1,000 principal amount of April 2023 Notes redeemed, calculated in accordance with the terms of the Weingarten Indenture, plus accrued and unpaid interest to, but not including, the Redemption Date. Pursuant to the terms of the June 2023 Notes, the redemption price will be equal to $1,000 plus a make-whole premium for each $1,000 principal amount of June 2023 Notes redeemed, calculated in accordance with the terms of the Company Indenture, plus accrued and unpaid interest to, but not including, the Redemption Date. The Company will incur a prepayment charge in connection with the redemption of the April 2023 Notes and the June 2023 Notes of an aggregate of approximately $0.4 million, which will impact Net Income and Funds from Operations during the third quarter of 2022.

A notice of redemption and related materials will be mailed to holders of record of the April 2023 Notes and the June 2023 Notes on August 10, 2022. Holders that hold their April 2023 Notes and June 2023 Notes through the Depository Trust Company (“DTC”) will be redeemed in accordance with the applicable procedures of DTC. Questions relating to the notices of redemption and related materials should be directed to The Bank of New York Mellon, in its capacity as paying agent for the redemption of the April 2023 Notes and the June 2023 Notes (the “Paying Agent”), at 1-800-254-2826. The address of the Paying Agent is The Bank of New York Mellon, 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262.

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

ABOUT KIMCO REALTY(R)
Kimco Realty(R) (NYSE:KIM) is a real estate investment trust (REIT) headquartered in Jericho, N.Y. that is North America’s largest publicly traded owner and operator of open-air, grocery-anchored shopping centers, including mixed-use assets. The company’s portfolio is primarily concentrated in the first-ring suburbs of the top major metropolitan markets, including those in high-barrier-to-entry coastal markets and rapidly expanding Sun Belt cities, with a tenant mix focused on essential, necessity-based goods and services that drive multiple shopping trips per week. Kimco Realty is also committed to leadership in environmental, social and governance (ESG) issues and is a recognized industry leader in these areas. Publicly traded on the NYSE since 1991, and included in the S&P 500 Index, the company has specialized in shopping center ownership, management, acquisitions, and value enhancing redevelopment activities for more than 60 years. As of June 30, 2022, the company owned interests in 533 U.S. shopping centers and mixed-use assets comprising 92 million square feet of gross leasable space. For further information, please visit http://www.kimcorealty.com.

SAFE HARBOR STATEMENT
The statements in this news release state the Company’s and management’s intentions, beliefs, expectations or projections of the future and are forward-looking statements. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) general adverse economic and local real estate conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iii) the reduction in the Company’s income in the event of multiple lease terminations by tenants or a failure of multiple tenants to occupy their premises in a shopping center, (iv) the availability of suitable acquisition, disposition, development and redevelopment opportunities, and risks related to acquisitions not performing in accordance with our expectations, (v) the Company’s ability to raise capital by selling its assets, (vi) increases in operating costs due to inflation and supply chain issues, (vii) risks related to future opportunities and plans for the combined company, including the uncertainty of expected future financial performance and results of the combined company following the merger between Kimco Realty and Weingarten Realty Investors (the “Merger”), (viii) the possibility that, if the Company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Company’s common stock could decline, (ix) changes in governmental laws and regulations, including but not limited to changes in data privacy, environmental (including climate change), safety and health laws, and management’s ability to estimate the impact of such changes, (x) valuation and risks related to the Company’s joint venture and preferred equity investments, (xi) valuation of marketable securities and other investments, including the shares of Albertsons Companies, Inc. common stock held by the Company, (xii) impairment charges, (xiii) pandemics or other health crises, such as coronavirus disease 2019 (“COVID-19”), (xiv) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the Company, (xv) the level and volatility of interest rates and management’s ability to estimate the impact thereof, (xvi) changes in the dividend policy for the Company’s common and preferred stock and the Company’s ability to pay dividends at current levels, (xvii) unanticipated changes in the Company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity, and (xviii) the other risks and uncertainties identified under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as supplemented by our subsequently filed reports with the SEC. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that the Company files with the Securities and Exchange Commission.

###

CONTACT:
David F. Bujnicki
Senior Vice President, Investor Relations and Strategy
Kimco Realty Corporation
1-866-831-4297
mailto:dbujnicki@kimcorealty.com